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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 11, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Reports to Shareholders of Exeter Fund, Inc. - Small Cap Series, Technology Series, International Series, Life Sciences Series, World Opportunities Series, High Yield Bond Series, New York Tax Exempt Series, Ohio Tax Exempt Series and Diversified Tax Exempt Series which are also incorporated by reference into the Registration Statement. We also hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 30, 2003, relating to the financial statements and financial highlights which appear in the February 28, 2003 (Date of Complete Redemption) Annual Report to Shareholders of Exeter Fund, Inc. - Global Fixed Income Series, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings
"Financial Highlights," "Custodian, Independent Accountant and Counsel," and "Financial Statements" in such Registration Statement.



/s/  PricewaterhouseCoopers  LLP
--------------------------------
PricewaterhouseCoopers  LLP
Boston,  MA
April  28,  2004